Exhibit 10

AMENDMENT NO. 1 TO

STOCK ESCROW AGREEMENT

Amendment No. 1, dated October     , 2004, to the Stock Escrow Agreement, dated as of September 17, 2004 (as amended from time to time, the “Escrow Agreement”), by and among American Physicians Assurance Corporation (“APA”), the shareholders listed on Exhibit 1 thereto (collectively, the “Sellers”), and Dykema Gossett PLLC, as Escrow Agent hereunder (“Escrow Agent”).

WHEREAS, the undersigned Northpoint Medical Group, Ltd. (the “New Seller”) was not an original party to the Escrow Agreement but now desires to become a party thereto; and

WHEREAS, APA, the Sellers and the Escrow Agent desire that the New Seller become a party to the Escrow Agreement;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Escrow Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. The New Seller hereby confirms that it has received a copy of the Escrow Agreement and the exhibits referred to therein.

2. As of the date hereof, following execution of this Amendment No. 1 pursuant to Section 10(a) of the Escrow Agreement, the New Seller (a) shall be deemed automatically to have become a “Seller” (as that term is used in the Escrow Agreement) and a party to the Escrow Agreement, and to have all the rights and obligations of a party to the Escrow Agreement as if it were an original signatory thereto; and (b) agrees to be bound by the terms and conditions set forth in the Escrow Agreement as if it were an original signatory thereto.

3. Exhibit 1 is hereby amended and restated in the form attached hereto.

4. Terms defined in the Escrow Agreement and not otherwise defined herein shall have their defined meanings when used herein.

5. Except as specifically set forth above, this Amendment No. 1 shall not be deemed to amend the terms and conditions of the Escrow Agreement in any respect.

6. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be signed by their respective officers thereunto duly authorized as of the date first written above.

SELLERS:		APA:
DEAN HEALTH SYSTEMS, INC.		AMERICAN PHYSICIANS ASSURANCE CORPORATION

By:	/s/ Allen D. Kemp M.D.	By:	/s/ R. Kevin Clinton
Name and Title:	Chairman and CEO	Name and Title:	President & CEO

MERCY HEALTH SYSTEM CORPORATION		NEW SELLER: NORTHPOINT MEDICAL GROUP, LTD.

By:	/s/ Joseph Nemeth	By:	/s/ Anthony Linn
Name and Title:	Vice President	Name and Title:	President

DAVID H. MOSS, FOR HIMSELF, AS

CUSTODIAN FOR STARR H. MOSS UWIUTMA

AND AS TRUSTEE FOR EMERGENCY RESOURCES

GROUP 401(K) PLAN

/s/ David H. Moss
David H. Moss

AURORA MEDICAL GROUP, INC.		DYKEMA GOSSETT PLLC, as Escrow Agent

By:	/s/ Eliot J. Huxley, MD	By:	/s/ Mark A. Metz
Name and Title:	President	Name and Title:	Member

THE MONROE CLINIC, INC.

By:	/s/ Michael B. Sanders
Name and Title:	President & CEO

[SIGNATURE PAGE FOR AMENDMENT NO. 1 TO STOCK ESCROW AGREEMENT DATED AS OF OCTOBER     , 2004]

EXHIBIT 1

(as amended and restated October     , 2004)

Physician Insurance Company of Wisconsin, Inc. Stock Certificates

Seller/Beneficial Ownership	Certificate No.		Name on Certificate (if different)	No. of Shares	Date Issued
Dean Health Systems, Inc. 1808 W. Beltline Hwy. Madison, WI 53713 Attention: Thomas Kirschbaum	5173		Same	1,111	07/01/2000

	5174		”	900	07/01/2000

TOTAL: DEAN HEALTH SYSTEMS				2,011
With a copy to: Whyte, Hirschboeck Dudek S.C. 555 East Wells Street Suite 1900 Milwaukee, WI 53202 Attention: Andrew J. Guzikowski

Mercy Health System Corporation 1000 Mineral Point, Janesville, WI 53545 Attention: Ralph Topinka *Lost certificate	327		Janesville Medical Center, Ltd.	78	12/04/1986

	1269		”	1	10/16/1987

	2067		”	76	03/02/1988

	2501		”	3	07/28/1988

	2649		”	1	09/19/1988

	2986		”	66	12/29/1988

	3734		”	5	04/06/1989

	4197		”	7	01/16/1990

	2594	*	”	1	?	*

	2678	*	”	2	?	*

TOTAL MERCY HEALTH SYSTEM CORPORATION				240

Seller/Beneficial Ownership	Certificate No.	Name on Certificate (if different)	No. of Shares	Date Issued
David H. Moss, M.D. 5770 N. Shore Dr. Milwaukee, WI 53217	4668	David Moss, M.D.	15	12/11/1995

	5179	David H. Moss, M.D.	224	03/09/2201

	5200	”	3	09/04/2001

	5201	David H. Moss, M.D., Custodian for Starr H. Moss UWIUTMA	9	09/04/2001

	5258	David Moss, MD, Trustee, Emergency Resources Group 401(k) Plan	263	09/30/2003

TOTAL: DAVID MOSS			514

Aurora Medical Group, Inc. 3000 W. Montana St. Milwaukee, WI 53215 Attention: Robert O’Keefe	4494	Same	74	01/11/1993

	4474	”	428	01/22/1993

	4478	”	25	04/13/1993

	4498	”	152	03/08/1994

	4507	”	63	06/07/1994

	4506	”	24	07/07/1994

	4641	”	70	07/13/1995

	4666	”	130	11/17/1995

	4689	”	153	05/02/1996

	4690	”	8	05/02/1996

	4708	”	21	11/04/1996

	4709	”	8	11/04/1996

	4726	”	137	03/03/1997

TOTAL: AURORA MEDICAL GROUP			1,293

Seller/Beneficial Ownership	Certificate No.		Name on Certificate (if different)	No. of Shares		Date Issued
The Monroe Clinic, Inc. 515 22nd Ave. Monroe, WI 53566 Attention: Mike Sanders	4806		Same	392		06/01/1998

TOTAL: MONROE CLINIC				392

With a copy to: Attorney Thomas R. Streifender Von Briesen & Roper SC 411 E. Wisconsin Ave. PO Box 3262 Milwaukee, WI 53201-3262

Northpoint Medical Group, Ltd. 2388 N. Lake Drive Milwaukee, WI 53211 Attention: Anthony Linn, M.D. (Personal and Confidential)	?	*	Same	?	*	?	*

TOTAL NORTHPOINT MEDICAL GROUP, LTD.				332

*Lost Certificate

With a copy to: Attorney Donal M. Demet Demet & Demet, S.C. 815 North Cass Street Milwaukee, WI 53202-3908

GRAND TOTAL				4,782